UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 11, 2009

Carrollton Bancorp
(Exact Name of Registrant as Specified in Charter)

Maryland	000-23090	52-1660951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
344 North Charles Street, Suite 300, Baltimore, Maryland	21201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (410) 536-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

On February 13, 2009, as part of the Troubled Asset Relief Program (“TARP”) Capital Purchase Program, Carrollton Bancorp (the “Company”) entered into a Letter Agreement, and the related Securities Purchase Agreement - Standard Terms (collectively, the “Purchase Agreement”), with the United States Department of the Treasury (“Treasury”), pursuant to which the Company issued (i) 9,201 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, liquidation preference $1,000 per share (the “Series A Preferred Stock”), and (ii) a warrant to purchase 205,379 shares of the Company’s common stock, par value $1.00 per share, for an aggregate purchase price of $1,380,000 in cash (the “Warrant”).  The Purchase Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

The Series A Preferred Stock will qualify as Tier 1 capital and will pay cumulative dividends at a rate of 5% per annum until February 15, 2014.  Beginning February 16, 2014, the dividend rate will increase to 9% per annum.  On and after February 15, 2012, the Company may, at its option, redeem shares of Series A Preferred Stock, in whole or in part, at any time and from time to time, for cash at a per share amount equal to the sum of the liquidation preference per share plus any accrued and unpaid dividends to but excluding the redemption date.  Prior to February 15, 2012, the Company may redeem shares of Series A Preferred Stock only if it has received aggregate gross proceeds of not less than $ 9,201,000 from one or more qualified equity offerings, and the aggregate redemption price may not exceed the net proceeds received by the Company from such offerings.  The redemption of the Series A Preferred Stock requires prior regulatory approval.  The restrictions on redemption are set forth in the Articles Supplementary to the Company’s Articles of Incorporation (the “Articles Supplementary”) described in Item 5.03 below.

The Warrant is exercisable at $6.72 per share at any time on or before February 13, 2019. The number of shares of common stock issuable upon exercise of the Warrant and the exercise price per share will be adjusted if specific events occur.  The Warrant is attached as Exhibit 4.3 hereto and is incorporated herein by reference.  Treasury has agreed not to exercise voting power with respect to any shares of common stock issued upon exercise of the Warrant.

The Series A Preferred Stock and the Warrant were issued in a transaction exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. The Company has agreed to register the Series A Preferred Stock, the Warrant, and the shares of common stock underlying the Warrant (the “Warrant Shares”) as soon as practicable after the date of the issuance of the Series A Preferred Stock and the Warrant. Neither the Series A Preferred Stock nor the Warrant will be subject to any contractual restrictions on transfer, except that Treasury may not transfer a portion of the Warrant with respect to, or exercise the Warrant for, more than one-half of the Warrant Shares prior to the earlier of (a) the date on which the Company has received aggregate gross proceeds of not less than $9,201,000 from one or more qualified equity offerings and (b) December 31, 2009.

The Purchase Agreement also subjects the Company to certain of the executive compensation limitations included in the Emergency Economic Stabilization Act of 2008 (the “EESA”).  As a condition to the closing of the transaction, Robert A. Altieri, James M. Uveges, Gary M. Jewell, William D. Sherman and Lola B. Stokes (the “Senior Executive Officers”, as defined in the Purchase Agreement) each: (i) voluntarily waived any claim against the Treasury or the Company for any changes to such Senior Executive Officer’s compensation or benefits that are required to comply with the regulation issued by the Treasury under the TARP Capital Purchase Program as published in the Federal Register on October 20, 2008 and acknowledging that the regulation may require modification of the compensation, bonus, incentive and other benefit plans, arrangements and policies and agreements (including so-called “golden parachute” agreements) as they relate to the period the Treasury holds any equity or debt securities of the Company acquired through the TARP Capital Purchase Program; and (ii)  in the case of Messer’s Altieri, Uveges, Jewell and Mrs. Stokes, entered into an amendment to his or her employment agreement that provides that any severance payments made to such officer will be reduced, as necessary, so as to comply with the requirements of the TARP Capital Purchase Program.  The form of waiver signed by each of the Senior Executive Officers is attached as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 3.02.     Unregistered Sales of Equity Securities.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 3.02.

Item 3.03.     Material Modification to Rights of Security Holders.

Pursuant to the terms of the Purchase Agreement, prior to the earlier of (i) February 13, 2012 or (ii) the date on which the Series A Preferred Stock has been redeemed in full or Treasury has transferred all of the Series A Preferred Stock to non-affiliates, the Company cannot increase its quarterly cash dividend above $0.08 or repurchase any shares of its common stock or other capital stock or equity securities or trust preferred securities without the consent of Treasury.

In addition, pursuant to the Articles Supplementary, so long as any shares of Series A Preferred Stock remain outstanding, the Company may not declare or pay any dividends or distributions on the Company’s common stock or any class or series of the Company’s equity securities ranking junior, as to dividends and upon liquidation, to the Series A Preferred Stock (“Junior Stock”) (other than dividends payable solely in shares of common stock) or on any other class or series of the Company’s equity securities ranking, as to dividends and upon liquidation, on a parity with the Series A Preferred Stock (“Parity Stock”), and may not repurchase or redeem any common stock, Junior Stock or Parity Stock, unless all accrued and unpaid dividends for past dividend periods, including the latest completed dividend period, have been paid or have been declared and a sufficient sum has been set aside for the benefit of the holders of the Series A Preferred Stock.

The repurchase restrictions described above do not apply in certain limited circumstances, including the repurchase of common stock in connection with the administration of any employee benefit plan in the ordinary course of business and consistent with past practice, but only to offset the increase in the number of diluted shares outstanding resulting from the grant, vesting or exercise of equity-based compensation.

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information concerning executive compensation set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 5.02.

Item 5.03.     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 11, 2009, the Company filed Articles Supplementary with the State Department of Assessments and Taxation of Maryland for the purpose of supplementing its Articles of Incorporation to include a description of the Series A Preferred Stock including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, as set by the Board of Directors of the Company.  The Articles Supplementary are attached hereto as Exhibit 4.1 and are incorporated by reference herein.

Also, on February 11, 2009, the Board of Directors of the Company adopted and approved Amendment No.1 to the Bylaws of the Company which amended Section 1 of Article II of the Bylaws to provide for an increase in the number of Directors of the Company upon the occurrence of certain specific events of default under the terms of any class or series of preferred stock of the Company.  Amendment No. 1 to the Bylaws is attached hereto as Exhibit 4.2 and is incorporated by reference herein.

Item 8.01.     Other Events.

On February 17, 2009, the Company issued a press release announcing the issuance of the Series A Preferred Stock and the Warrant to Treasury pursuant to the Purchase Agreement.  A copy of the Press Release is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01.     Financial Statements and Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit
4.1	Articles Supplementary establishing Fixed Rate Cumulative Perpetual Preferred Stock, Series A, of Carrollton Bancorp.

4.2	Amendment No. 1 to Bylaws.

4.3	Form of Stock Certificate for Fixed Rate Cumulative Perpetual Preferred Stock, Series A.

4.4	Warrant to Purchase 205,379 Shares of Common Stock of Carrollton Bancorp.

10.1	Letter Agreement and related Securities Purchase Agreement - Standard Terms, dated February 13, 2009, between Carrollton Bancorp and United States Department of the Treasury.

10.2	Form of Waiver executed by each of Robert A. Altieri, James M. Uveges, Gary M. Jewell, William D. Sherman and Lola B. Stokes.

99.1	Press Release dated February 17, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARROLLTON BANCORP

		By:	/s/ Robert A. Altieri
			Name:	Robert A. Altieri
Date:	February 17, 2009		Title:	Chief Executive Officer and President

		By:	/s/ James M. Uveges
			Name:	James M. Uveges
Date:	February 17, 2009		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
4.1	Articles Supplementary establishing Fixed Rate Cumulative Perpetual Preferred Stock, Series A, of Carrollton Bancorp.

4.2	Amendment No. 1 to Bylaws.

4.3	Form of Stock Certificate for Fixed Rate Cumulative Perpetual Preferred Stock, Series A.

4.4	Warrant to Purchase 205,379 Shares of Common Stock of Carrollton Bancorp.

10.1	Letter Agreement and related Securities Purchase Agreement - Standard Terms, dated February 13, 2009, between Carrollton Bancorp and United States Department of the Treasury.

10.2	Form of Waiver executed by each of Robert A. Altieri, James M. Uveges, Gary M. Jewell, William D. Sherman and Lola B. Stokes.

99.1	Press Release dated February 17, 2009.